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                                                                   EXHIBIT 10.10

                                  CONFIDENTIAL
                 AMENDMENT TO INTERACTIVE SERVICES AGREEMENT

      This Amendment to Interactive Services Agreement (this "Amendment"), effective as of August 27, 1999 (the "Amendment Effective Date"), is made and entered into by and between America Online, Inc. ("AOL"), a Delaware corporation with its principal offices at 22000 AOL Way, Dulles, Virginia 20166, and iVillage, Inc. ("Interactive Content Provider") or "ICP"), a Delaware corporation, with its principal offices at 170 Fifth Avenue, 4th Floor, New York, New York 10010. Defined terms that are used but not defined herein shall be as defined in the Interactive Services Agreement between AOL and ICP effective as of December 31, 1998 (the "Agreement").

      The Parties wish to amend the Agreement as described below.

      It is therefore agreed as follows:

      1. Families Channel Anchor Tenancy. Section 1.1(a) of the Agreement ("Anchor Tenancy") is hereby deleted in its entirety and replaced with the following:

      "Within the Families channel (or any specific successor thereof), AOL shall continuously and prominently place an agreed-upon ICP logo or banner (an "Anchor Tenant Button") on each of the following (or any specific successors thereof): (i) the Families channel main screen, (ii) the Pregnancy subscreen, (iii) the Toddlers subscreen, (iv) the Preschoolers subscreen and (v) the Grade Schoolers subscreen."

      2. Lifestyles Channel Anchor Tenancy. Notwithstanding the notification letter dated February 24, 1999 sent by ICP to AOL requesting removal of ICP's Anchor Tenant Button from the Lifestyles channel main screen, the Parties hereby agree that such Lifestyles channel Anchor Tenant Button shall remain in place until July 1, 1999 at no additional cost to ICP.

      3. Acknowledgement. ICP acknowledges that the terms set forth in this Amendment shall satisfy AOL's obligation to provide ICP with comparable Anchor Tenant placements within the AOL Families Channel as a result of the redesign of the AOL Families Channel on February 22, 1999.

      4. Order of Precedence. This Amendment is supplementary to and modifies the Agreement. The terms of this Amendment supersede provisions in the Agreement only to the extent that the terms of this Amendment and the Agreement expressly conflict. However, nothing in this Amendment should be interpreted as invalidating the Agreement, and provisions of the Agreement will continue to govern relations between the parties insofar as they do not expressly conflict with this Amendment.

      5. Counterparts. This Amendment may be executed in counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same document.

      IN WITNESS WHEREOF, the Parties hereto have executed this Amendment as of the date first written above.

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AMERICA ONLINE, INC.                     iVILLAGE, INC.

By:   /s/ Jonathan R. Edson              By:  /s/ Steve Elkes
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Name:   Jonathan R. Edson                Name:   Steve Elkes
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Title:   Executive Director,             Title:   Senior Vice President,
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         Business Affairs                         Business Affairs
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